SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	76-0649310
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2544 Tarpley Rd., Suite 104
Carrollton, Texas 75006
(972) 418-0225

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

________________________________

2007 Stock Incentive Plan
(Full Name of Plan)

_______________________________

Carey Kent Williams
2544 Tarpley Rd., Suite 104
Carrollton, Texas 75006
(972) 418-0225

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Alan Talesnick, Esq.
Melissa L. Mong, Esq.
Patton Boggs LLP
1660 Lincoln Street, Suite 1900
Denver, Colorado 80264
(303) 830-1776

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.0003 per share (3)	2,806,250	$0.11	$308,688	$9.48
Common Stock, par value $.0003 per share (4)	3,193,750	$0.11	$351,312	$10.78
Total (5):	6,000,000	$0.11	$660,000	$20.26
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the Registrant's shares of outstanding Common Stock. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of the Registrant's Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).
(2)	The price of $0.13 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") on August 27, 2007, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
(3)	Represents restricted shares granted under the 2007 Stock Incentive Plan.
(4)	Represents shares available for future grants under the 2007 Stock Incentive Plan.
(5)	Represents total restricted shares previously issued and shares available for grant of 6,000,000 under the 2007 Stock Incentive Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this "Registration Statement") registers shares of common stock, par value $0.0003 per share, of American Enterprise Development Corporation (referred to as the "Company," "we," "us" or "our"), consisting of (i) shares previously issued as restricted stock and granted under the Company's 2007 Sock Incentive Plan (the "2007 Plan"); and (ii) shares available to be granted and issued under the 2007 Plan.

This Registration Statement contains two parts. First, the materials that follow Part I of this Registration Statement on Form S-8 (this "Registration Statement") up to Part II of this Registration Statement constitute the reoffer Prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8 (the "Prospectus"). The Prospectus permits reoffers and resales of those shares referred to above that constitute "restricted securities" or "control securities", within the meaning of Form S-8, by certain of the Company's stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of this Registration Statement will be sent or given to our employees, officers and directors, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Those documents do not need to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as Prospectuses or Prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in this Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the 2007 Plan. Requests should be directed to the Company's President at 2544 Tarpley Rd., Suite 104 Carrollton, Texas 75006.

REOFFER PROSPECTUS

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

2,806,250 SHARES OF COMMON STOCK
Acquired by the Selling Stockholders Under the
2007 Stock Incentive Plan

              This reoffer prospectus (this "Prospectus") relates to an aggregate of up to 2,806,250 shares (the "Shares") of common stock, par value $0.0003 per share (the "Common Stock"), of American Enterprise Development Corporation, a Texas corporation (the "Company"), consisting of 2,806,250 outstanding restricted shares, which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders") who have acquired the Shares pursuant to the Company's 2007 Stock Incentive Plan (the "2007 Plan"). See "Selling Stockholders".

              This Prospectus covers the offering for resale of (i) shares acquired by the Selling Stockholders prior to the filing of a Registration Statement on Form S-8 by the Company (the "Restricted Shares"); and (ii) shares acquired by Selling Stockholders who may be deemed affiliates of the Company after the filing of a Registration Statement on Form S-8 prior to the filing of a Registration Statement on Form S-8 by the Company (the "Control Shares").

              Shares acquired pursuant to the 2007 Plan prior to the effective date of a registration statement covering securities issued under the 2007 Plan are "restricted securities" pursuant to Rule 144, whether or not held by affiliates of the Company. This Prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction.

              The Selling Stockholders may offer for their own account these Shares for resale from time to time. The Selling Stockholders may sell the Shares covered by this Prospectus through various means, including directly or indirectly to purchasers, in one or more transactions on any stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. Each Selling Stockholder that sells any Shares pursuant to this Prospectus may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. For additional information on the Selling Stockholders' possible methods of sale, you should refer to the section in this Prospectus entitled "Plan of Distribution."

              We will not receive any proceeds from the sale of the Shares being offered by the Selling Stockholders. We will pay all of the expenses associated with this Prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the applicable Selling Stockholder.

              Our Common Stock is quoted on the OTC Bulletin Board under the symbol "AEND.OB." On August 27, 2007, the closing bid price of our Common Stock on such market was $0.11 per share.

              This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 3 of this Prospectus.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 29, 2007.

TABLE OF CONTENTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the "Registration Statement") by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

This Prospectus contains "forward-looking statements" relating to the Company. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by or on behalf of the Company. Certain statements made in this Prospectus may constitute forward-looking statements (within the meaning of Section 27.A of the Securities Act and Section 21.E of the Exchange Act) regarding the expectations of management with respect to revenues, profitability, and adequacy of funds from operations, among other things. All statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future including statements related to new products, volume growth, revenues, profitability, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward-looking statements within the meaning of the Act. Without limiting the generality of the foregoing, words such as "may", "anticipation", "intend", "could", "estimate", or "continue" or the negative or other comparable terminology are intended to identify forward-looking statements.

These forward-looking statements are subject to many risks and uncertainties, many of which are outside our control, that could cause actual results and events to differ materially from the statements made herein. Some, but not all, of these risks and uncertainties include:

*	Our limited operating history and current going concern report;
*	Our ability to implement adequate disclosure controls and procedures and internal controls over financial reporting;
*	Our need to raise capital to implement our business plan and establish our operations;
*	Competitive products and pricing pressures and our ability to gain our share of sales in the marketplace as a result of actions by competitors;
*	Decreased demand for our products resulting from changes in consumer preferences;
*	Seasonality of sales;
*	Our ability to maintain and build a brand image for Havoc(tm) products;
*	Changes in any federal, state or local rules and regulations that govern our products;
*	Our ability to maintain key executive officers;
*	Managing our growth and resources;
*	The effectiveness of our advertising, marketing and promotional programs;
*	Production risks or limitations on our production capacity and capabilities;
*	Our ability to maintain good relationships with independent distributors and customers of our products;
*	Our ability to accurately anticipate future demand for our products and maintain adequate inventory levels;
*	Changes in the costs and availability of raw materials and the ability to maintain favorable supply arrangements and relationships and procure timely and/or adequate production of all or any of our products;
*	Increases in fuel and freight costs;
*	Possible recalls of our products;
*	Unilateral decisions by distributors, convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying any of our products that they are carrying at any time;
*	Our inability to adequately protect our intellectual property; and
*	Volatility of stock prices may restrict sales or other opportunities.

The foregoing list of important factors and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission is not exhaustive. See "Risk Factors" below for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described herein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, our actual results could be materially different from the results described or anticipated by our forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than anticipated. Given these uncertainties, you should not rely on forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this report, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire Prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this Prospectus before making an investment decision.

 This Prospectus relates to 2,806,250 shares of our Common Stock, consisting of 2,806,250 outstanding restricted shares that may be offered for sale from time to time by the Selling Stockholders identified in this Prospectus. We anticipate that the Selling Stockholders will offer the Shares for sale at prevailing market prices on the OTC Bulletin Board on the date of such sale. We will not receive any proceeds from these sales. We are paying the expenses incurred in registering the Shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by such Selling Stockholder.

American Enterprise Development Corporation

Our Company

We develop, market and distribute energy drinks under the Havoc(tm) brand names and under the brand names of various sports conferences, franchises and teams that we sponsor. We license the right to co-brand with these established sports brands and market our products to their fan base. We also have initiated sales and distribution into the corporate private label market, with sales to night clubs, private corporations and casinos. These entities either sell or use the product to promote their businesses with their own logo on the energy drink cans.

Energy drink consumers consist largely of young, active consumers under 40 years of age. We target young, active sports fans, athletes and the youth and college markets with our co-branding strategy because we believe these consumers are loyal to their sports teams and willing to purchase products sponsored by these teams.

We intend to use Havoc's brand strategy to drive our growth. As part of our branding strategy, we have elected to focus on co-branding agreements with groups that have established a strong fan base in order to allow us to market the Havoc(tm) energy drink in connection with these popular brand names. Because these sports brands already have a strong following, we expect to capture consumers' interest at a lower marketing cost than if we directly marketed these consumers without any sports brand affiliations. We believe that the flavor and characteristics of the Havoc(tm) products are superior to our competitors, and thus, we believe we can increase our market share quickly through our branding strategy.

Corporate Information

We were incorporated in Texas on June 28, 2000 with the name "A Time to Grow, Inc.". In January 2002, we became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In August 2003, the shareholders voted to abandon the existing business plan, elected to become a business development company (a "BDC") under the Investment Company Act of 1940 (the "1940 Act") and approved changing the name of the Company to "American Enterprise Development Corporation". On May 16, 2006, the Company acquired Havoc Distribution, Inc. ("Havoc"), which is now our wholly-owned subsidiary. Then in November 2006, we withdrew our election to be regulated as a BDC. All of our business activities are conducted now through Havoc.

Our principal executive office is located at 2544 Tarpley, Suite 104, Carrollton, Texas 75006, telephone (972) 418-0225. Our website is www.havocenergy.com; however, any information that may be contained on our web site does not constitute part of this Prospectus.

RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following risk factors and the other information in this Prospectus before investing in our common stock.

This section of the Prospectus focuses on some of the major risks inherent in our business and plans. It is not a discussion of every measure we would use to address those risks, but rather, it is an identification and discussion of those risks themselves.

An investment in the common stock offered hereby is speculative and involves a high degree of risk. In addition to the general investment risks described throughout this Prospectus, investors should carefully consider the risks identified below. Although we believe these risks are the most significant ones as of the date of this Prospectus, investors should nevertheless realize that factors other than those set forth below may ultimately affect an investment in our common stock in a manner and to a degree that cannot be foreseen at this time. We do not make any representation that the following risks represent all of the risks associated with an investment in the common stock offered hereby. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following risks actually occur, our business, financial condition and/or operating results could be materially adversely affected.

Limited Operating History

Our business, as currently conducted, has very limited operating history and faces challenges typical of new businesses in highly competitive markets with many other providers of the same or essentially the same products and services. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by a small business in a highly competitive industry. We had working capital deficits of $(223,538), and $(4,254,522) as of December 31, 2006 and June 30, 2007, respectively. In addition, revenues for the year ended December 31, 2006 were only $18,670 and only $177,981 for the six months ended June 30, 2007. Like any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks, which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner.

Going Concern Report

As a result of our current financial condition, our independent auditors have issued a going concern report on our financial statements for the fiscal year ended December 31, 2006. Our ability to continue in the normal course of business is dependent upon successfully raising capital and the success of future operations. These uncertainties raise substantial doubt about our ability to continue as a going concern. Further, there can be no assurance that we will not incur net losses in the future, or that our management will be able to market and sell enough products to generate sufficient revenues and continue as a going concern.

Disclosure Controls and Procedures and Internal Control over Financial Reporting

We are required to maintain effective disclosure controls and procedures and internal control over financial reporting. At this time, we have very limited resources and are not able to take the steps necessary to ensure proper disclosure controls and procedures and put into place proper internal controls over financial reporting. Thus, our business, results of operations or financial condition and the value of our stock could be materially harmed.

Need to Raise Additional Capital

To execute our business plan during the next 12 months, we will need to raise additional capital to produce inventories to meet our expected demand, to pay existing short-term liabilities, including our licensing fees, and to service the existing long-term debt. The success of our business depends on our ability to raise additional capital through the sale of debt or equity or through borrowing, and we may not be able to raise capital or borrow funds in amounts necessary to continue our business, or at all.

Establishment of Our Operations

Our likelihood of success in establishing Havoc's energy drink business must be considered in light of the problems, experiences, difficulties, complications and delays frequently encountered in connection with the operation and development of new businesses. We currently have only one product, which has achieved only limited sales. We also must surmount a number of hurdles before we can expand our operations. The most significant of these are obtaining financing, establishing a market for our products, and implementing our advertising and marketing campaigns. We also must continue to develop and implement systems, standards and procedures for every aspect of our operation. There can be no assurance that we will be able to complete all of these items in a timely manner, or at all.

Competitive Industry

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Important factors affecting our ability to compete successfully for consumer acceptance include taste and flavor of products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. We also compete for distributors who will market our products over our competitors' products, provide stable and reliable distribution and provide adequate shelf space in retail outlets.

In addition, we compete for maximum marketing efforts by multi-brand licensed brokers and distributors, many of which have a principal affiliation with one or more of our competitors. Our products generally compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top and Ocean Spray, most of which have substantially greater marketing and distribution resources than we do. We also compete with companies that are smaller or primarily local in operation and with private label brands carried by grocery store chains, convenience store chains, and club stores.

Specifically, Havoc competes directly with Red Bull, Rockstar, Full Throttle, No Fear, Amp, Adrenaline Rush, 180, Extreme Energy Shot, Red Devil, Rip It, Nos, Boo Koo and many other brands. A number of companies who market and distribute iced teas and juice cocktails have added supplements to their products with a view to marketing their products as "functional" or "energy" beverages or as having functional benefits. In addition, certain large companies such as The Coca-Cola Company and PepsiCo Inc. market and/or distribute products in that market segment such as Mountain Dew, Mountain Dew MDX, and Vault.

We compete in all of our markets with other major suppliers of these products. Competitive pressures and other factors, such as new product introductions by a competitor, may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. Also, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products targeting the same customers.

Consumer Preferences

At this time, we are not distributing any diet beverages. There is, however, an increasing awareness and concern for health consequences of obesity. This awareness may reduce demand for our non-diet beverages, such as our current product, Havoc(tm), which could affect our profitability.

In addition, our current market distribution and penetration may be limited, as it is dependent upon whether the Havoc(tm) brand achieves consumer acceptance, and there can be no assurance that this acceptance will ultimately be achieved. Based on industry information, we believe that, in general, alternative beverage brands and products may be successfully marketed for five to nine years after introduction in a geographic distribution area before consumers' taste preferences change, although some brands or products have longer lives. In light of the limited life for alternative beverage brands and products, a failure to introduce new brands, products or product extensions into the marketplace as current ones mature could prevent us from achieving long-term profitability. Additionally, Havoc(tm) is considered a premium product and to maintain market share during recessionary periods, we may have to reduce profit margins, which would adversely affect our results of operations. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be adversely affected.

Seasonality

Sales in the beverage industry typically are seasonal. As a result, our working capital requirements and cash flow may vary substantially throughout the year. Consumer demand for our products also may be affected by weather conditions. Cool, wet spring or summer weather could result in decreased sales of our beverages and could have an adverse effect on our results of operations.

Brand Image and Products Liability Claims

Our success depends on our ability to maintain and build brand image for Havoc(tm), new products and brand extensions. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products' brand image and on consumer preferences. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from our packers, markets or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance.

While we have to date not experienced any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. Although we have product liability insurance in amounts we believe are adequate, we cannot assure the coverage will be sufficient to cover any and all product liability claims. To the extent our product liability coverage is insufficient, a product liability claim would likely have a material adverse affect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products, thus adversely affecting our ability to continue to market and sell that or other products.

Regulations

The production, marketing, distribution and sale of Havoc(tm) products, including contents, labels and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies, including but not limited to the Federal Food, Drug and Cosmetic Act, the Dietary Supplement Health and Education Act of 1994, and the Occupational Safety and Health Act. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any non-compliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, or otherwise, could have a material adverse effect on our financial condition and results of operation.

We cannot predict the impact future changes in accounting standards or practices may have on our financial results. New accounting standards could be issued that could change the way we record revenues, expenses, assets and liabilities. These changes in accounting standards could adversely affect our reported earnings. Increases in direct and indirect income tax rates could affect after tax income. Equally, increases in indirect taxes (including environmental taxes pertaining to the disposal of beverage containers) could affect our products' affordability and reduce our sales.

Managing Growth and Resources

To manage operations effectively and to become profitable, we must continue to improve our operational, financial and other management processes and systems. Our success also depends largely on our ability to achieve high levels of employee utilization, manage our production costs and general and administrative expenses, and otherwise execute our business plan. In addition, in order to grow and execute our business plan and opportunities, we need to have available to us adequate resources, including capital and personnel, which may not be available when needed. We also need to maintain adequate operational controls and focus as we add new brands, products, distribution channels, and business strategies. We may not be able to effectively and efficiently manage our growth. Any inability to do so could increase our expenses and could have an impact on our profit margin.

Licensing Strategy

We are party to several licensing agreements. Although we believe our licensing strategy will increase our national visibility among consumers, there are risks associated with implementing this licensing strategy. There is no assurance that the licensing partner will provide the same focus on distribution and management of the brand as is done with our own products. In addition, many of our agreements require substantial payments, which may be difficult for us to meet, and as a result, these agreements may be terminated early by the licensors if we are not able to perform.

Production Risks

We do not directly manufacture our Havoc(tm) products, but instead outsource such manufacturing to bottlers and other contract packers. We are solely dependent on the production capacity and capabilities of Krier Foods Inc. and Ball Corporation to meet the demand for Havoc(tm) products. In addition, there are limited packing facilities in the United States with adequate capacity and/or suitable equipment for our Havoc(tm) products. A disruption or delay in producing Havoc(tm) products could significantly affect our revenues from such products as alternative packaging facilities in the United States with adequate capacity may not be available for our Havoc(tm) products either at commercially reasonable rates and/or within a reasonably short time period, if at all. Consequently, in the event of a shortfall in agreed upon capacity or significantly increased demand, we may be unable to meet customer requirements resulting in decreased sales for our products, which could have an adverse effect on our results of operations.

Independent Distributors

Our ability to establish a market for our unique brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. Most of our distributors sell and distribute competing products, and our products may represent a small portion of their business. To the extent our distributors are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and profitability will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include:

*	the level of demand for our brands and products in a particular distribution area;
*	our ability to price our products at levels competitive with those offered by competing products; and
*	our ability to deliver products in the quantity and at the time ordered by distributors.

We may not be able to meet all or any of these factors in our current or prospective geographic areas of distribution. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to expand our market, which likely will adversely affect our revenues and financial results.

Existing Customer Relationships

Unilateral decisions could be taken by our distributors, and/or convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer and harm our financial condition.

Inventory Levels and Product Delivery

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted. If we fail to meet our shipping schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Raw Materials

The principal raw materials used by us comprise aluminum cans, packaging material, as well as juices, high fructose corn syrup, the costs of which are subject to fluctuations. The price of aluminum cans increased in 2006 and again in 2007. The prices of high fructose corn syrup and certain juice concentrates increased in 2006 and certain of these ingredients continued to increase in early 2007. These increased costs, together with increased costs primarily of energy and gas and freight are expected to result in increases in certain product costs and are expected to exert pressure on our gross margins in 2007. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will continue to rise in the future and whether we will be able to pass any of such increases on to our customers.

We may not correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates, supplements and sweeteners could, from time to time in the future, be experienced, which could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

Packing Supplies

The majority of our packaging supplies contracts allow our suppliers to alter the costs they charge us for packaging supplies based on changes in the costs of the underlying commodities that are used to produce those packaging supplies, such as aluminum for cans, pulp for cartons and/or trays. These changes in the prices we pay for our packaging supplies occur at certain predetermined times that vary by product and supplier. Accordingly, we bear the risk of increases in the costs of these packaging supplies, including the underlying costs of the commodities that comprise these packaging supplies. We do not use derivative instruments to manage this risk. If the costs of these packaging supplies increase, we may be unable to pass these costs along to our customers through corresponding adjustments to the prices we charge, which could have a material adverse effect on our results of operations.

Fuel and Freight Costs

The recent volatility in the global oil markets has resulted in rising fuel and freight prices, which many shipping companies are passing on to their customers. Although we will work with shipping companies to mitigate these price increases, we expect these costs may continue to increase. Due to the price sensitivity of our products, we do not anticipate that we will be able to pass all of these increased costs on to our customers.

Intellectual Property

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including any trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets, to be of considerable value and importance to our business and our success. We rely on a combination of trademark and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claim of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our unique products or recoup our associated research and development costs.

Key Personnel

We have two executive officers, Mr. Williams and Mr. Davis, each of whom is responsible for executing our business strategy. The death, injury or other incapacity of either officer could adversely affect our ability to implement our business strategy.

Volatility of Stock Market

Our common stock has very limited trading. As a result, the stock price tends to be highly volatile. Factors such as variations in our revenues, earnings, if any, and cash flow, as well as announcements of innovations or acquisitions by us or our competitors, could cause the market price of the common stock to fluctuate substantially. In addition, the market of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

*	Actual or anticipated quarterly variations in our operating results;
*	Changes in expectations as to our future financial performance or changes in financial estimates, if any;
*	Announcements relating to our business or the business of our competitors;
*	The success of our operating strategy; and
*	The operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock. If the market price of our common stock declines significantly, you may be unable to resell your shares of common stock at or above the price you acquired those shares. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly.

The Penny Stock Rules

Our securities are currently considered a penny stock. As a penny stock, our common stock is subject to additional disclosure requirements for penny stocks mandated by the Penny Stock Reform Act of 1990. The SEC regulations generally define a penny stock to be an equity security that is not traded on The NASDAQ Stock Market or another recognized stock exchange and has a market price of less than $5.00 per share. Our common stock will not be considered a "penny stock" if our net tangible assets (i.e., total assets less intangible assets and liabilities) exceed $2,000,000 or our average revenue is at least $6,000,000 for the previous three years. Depending upon our stock price, we may be included within the SEC Rule 3(a)(51) definition of a penny stock and have our common stock considered to be a "penny stock," with trading of our common stock covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written disclosure to, and suitability determination for, the purchaser and receive the purchaser's written agreement to a transaction prior to sale. The regulations on penny stocks limit the ability of broker-dealers to sell our common stock and thus may also limit the ability of purchasers of our common stock to sell their securities in the secondary market.

NASD Sales Practice Requirements

The National Association of Securities Dealers, Inc. ("NASD") has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives, and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which has the effect of reducing the level of trading activity and liquidity of our common stock. As a result, fewer broker-dealers are willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, commissions and expenses for brokerage, or any other expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired Shares pursuant to the 2007 Plan. Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 53,152,437 shares outstanding as of July 31, 2007, and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock that are currently exercisable or exercisable within 60 days of August 24, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Information regarding the Selling Stockholders, including the number of Shares offered for sale, will be set forth in a Prospectus supplement to the extent required. All of the 2,806,250 shares listed below covered by this Prospectus are restricted shares that have been acquired by the Selling Stockholders pursuant to the 2007 Plan, and are being registered for reoffers and resales by the Selling Stockholders named in the table below. The Selling Stockholders may resell all, a portion, or none of the Shares from time to time.

The address of each stockholder listed below is care of American Enterprise Development Corporation, 2544 Tarpley Rd., Suite 104, Carrollton, Texas 75006. The following table sets forth the name and relationship to the Company of each Selling Stockholder and: (1) the number of shares of Common Stock that each Selling Stockholder beneficially owned as of August 24, 2007 (which includes options exercisable within 60 days of August 24, 2007); (2) the number of shares of Common Stock that each Selling Stockholder may offer pursuant to this Prospectus; and (3) (if one percent or more) the percentage of the class to be beneficially owned by such stockholder assuming the sale of all shares offered pursuant to this Prospectus.

Selling Stockholder	Position	Shares Beneficially Owned	Shares Covered Under this Prospectus	Percent Beneficially Owned After the Resale
Marco Arce		50,000	50,000	-
Jon Andersen		75,000	75,000	-
William Carmichael	Director	448,333	50,000	0.75%
Dan Davis		50,000	50,000	-
Jonathon Gilchrist		300,000	300,000	-
Global Solutions		25,000	25,000	-
Aylin Gormus		30,000	30,000	-
Bob Hamlin	Director	50,000	50,000	-
William Martin Jr.	Director	1,325,000	125,000	2.26%
Randall Newton		30,000	30,000	-
Andre Nicholson		50,000	50,000	-
Cindy Ormiston		400,000	400,000	-
Darrell Usselton		600,000	600,000	-
Billy Pyron		50,000	50,000	-
William Davis	Director	9,330,000	330,000	16.93%
Luther Reynolds		70,000	70,000	-
Prudence Saenz		230,000	230,000	-
Robert Sarlay		10,000	10,000	-
Paul Schaeffer	Former Director	50,000	50,000	-
John Shearer		100,000	100,000	-
Simeon Wahlberg		100,000	100,000	-
Carey K. Williams		12,400,000	400,000	22.58%
Jessie Williams		100,000	100,000	-
Robert Wilson	Director	60,000	50,000	-
Greg Noble		31,250	31,250	-
Expedite Capital		50,000	50,000	-
TOTALS		25,414,583	2,806,250

PLAN OF DISTRIBUTION

The Shares covered by this Prospectus are being registered by us for the account of the Selling Stockholders.

The Shares offered by this Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the OTC Bulletin Board or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of these methods. The Selling Stockholders may sell Shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the Shares, or both. Compensation as to a particular broker or dealer may be in excess of customary commissions. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. If a Selling Stockholder is an employee, officer or director of the Company, he or she will be subject to our policies concerning trading and other transactions in the Company's securities. Each Selling Stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the Shares:

*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
*	an exchange distribution in accordance with the rules of the applicable exchange;
*	privately negotiated transactions;
*	settlement of short sales entered into after the date of this Prospectus;
*	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
*	a combination of any such methods of sale;
*	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
*	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. There is no assurance that the Selling Stockholders will sell all or a portion of the stock being offered hereby.

In connection with the sale of Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these Shares to close out short positions, or loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell pursuant to this Prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In connection with the sales, a Selling Stockholder and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts or commissions under the Securities Act. A Selling Stockholder who is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders and any other person. Furthermore, Regulation M may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our common stock to engage in market-making activities with respect to these shares. All of the foregoing may affect the marketability of shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to shares of our common stock.

To the extent required, the Shares to be sold, the names of the persons selling the Shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this Prospectus is a part.

We are bearing all of the fees and expenses relating to the registration of the Shares. Any underwriting discounts, commissions or other fees payable to broker-dealers or agents in connection with any sale of the Shares will be borne by the Selling Stockholders. In order to comply with certain states' securities laws, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained and complied with. Sales of the Shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this Prospectus in connection with any sale of the Shares.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2006 and the period from January 9, 2006, inception, to December 31, 2006, which we incorporate by reference herein, have been audited by James B. McElravy, CPA, P.C., which has changed its name to McElravy, Kinchen & Associates, P.C. , an independent certified public accountant, as set forth in their report thereon. Such report is given on the authority of that firm as experts in accounting and auditing and in reliance upon its report.

LEGAL MATTERS

The validity of the Shares being offered hereby has been passed upon for the Company by Patton Boggs LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the Commission or documents we will file with the Commission in the future. We hereby incorporate by reference the following documents into this Prospectus:

*	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Commission on April 13, 2007;
*	our Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2007 (filed May 18, 2007 and amended thereto on Form 10-QSB/A filed May 22, 2007);
*	our Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2007 (filed August 20, 2007);
*	our Current Reports on Form 8-K/A filed August 8, 2007 and August 7, 2007 and our Current Reports on Form 8-K filed July 9, 2007, April 16, 2007 (except for Item 7.01 and exhibits 99.1 and 99.2), April 5, 2007 (except for Item 7.01 and Exhibits 99.1) February 16, 2007, February 7, 2007 and January 21, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended; and
*	the description of our common stock set forth in our prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 (as amended), filed with the Commission August 14, 2007, and all amendments and reports filed by us to update that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the Commission that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this Prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to American Enterprise Development Corporation, 2544 Tarpley Rd., Suite 104, Carrollton, Texas 75006 or call (972) 418-0225.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws and articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of American Enterprise Development Corporation, except in cases wherein the director or officer is adjudged of willful misfeasance or malfeasance in the performance of their duties. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by American Enterprise Development Corporation of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

AMERICAN ENTERPRISE DEVELOPMENT CORPORAITON HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES OFFERED HEREBY. THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFORE.

2,806,250 SHARES

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

COMMON STOCK

REOFFER PROSPECTUS

August 29, 2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the Commission or documents we will file with the Commission in the future. We hereby incorporate by reference the following documents into this Prospectus:

*	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Commission on April 13, 2007;
*	our Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2007 (filed May 18, 2007 and amended thereto on Form 10-QSB/A filed May 22, 2007);
*	our Quarterly Reports on Form 10-QSB for the quarter ended June 30, 2007 (filed August 20, 2007);
*	our Current Reports on Form 8-K/A filed August 8, 2007 and August 7, 2007 and our Current Reports on Form 8-K filed July 9, 2007, April 16, 2007 (except for Item 7.01 and exhibits 99.1 and 99.2), April 5, 2007 (except for Item 7.01 and Exhibits 99.1) February 16, 2007, February 7, 2007 and January 21, 2007 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended; and
*	the description of our common stock set forth in our prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 (as amended), filed with the Commission August 14, 2007, and all amendments and reports filed by us to update that description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this Prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the Commission that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this Prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to American Enterprise Development Corporation, 2544 Tarpley Rd., Suite 104, Carrollton, Texas 75006 or call (972) 418-0225.

ITEM 4. DESCRIPTION OF SECURITIES

We incorporate by reference herein the description of our securities set forth in our Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended), filed on August 14, 2007, File No. 333-145444.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Our consolidated financial statements for the year ended December 31, 2006 and the period from January 9, 2006, inception, to December 31, 2006, which we incorporate by reference herein, have been audited by James B. McElravy, CPA, P.C., which has changed its name to McElravy, Kinchen & Associates, P.C., an independent certified public accountant, as set forth in their report thereon. Such report is given on the authority of that firm as experts in accounting and auditing and in reliance upon its report. The validity of the common stock covered by this Registration Statement has been passed upon for the Company by Patton Boggs LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws provide that the Company must indemnify its directors, officers and employees to the full extent allowed by law against all expenses and liabilities, including counsel fees, reasonably incurred or imposed upon him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or criminal, to which he may be made party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Company or any settlement thereof, whether or not he is a director, officer or agent at the time such expenses are incurred, except in such cases wherein the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Company's board of directors approves such settlement and reimbursement as being for the Company's best interest.

Our Bylaws also provide that the Company must provide any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the Company's request as a director, officer, employee or agent of the company, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law. Additionally, pursuant to the Bylaws, the Company's board of directors may, in its sole discretion, direct the purchase of liability insurance by way of implementing the indemnification provisions set forth in the Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

 Not applicable.

ITEM 8. EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit
4.2	2007 Stock Incentive Plan (Incorporated by reference from the Company's Current Report on Form 8-K dated December 28, 2006, File No. 811-21607)
5.1	Opinion and Consent of Patton Boggs LLP
23.1	Consent of McElravy, Kinchen & Associates, PC
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

TEM 9. UNDERTAKINGS

The registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
	(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
	(ii)	Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference to the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carrollton, State of Texas, on this 29th day of August 2007.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION
By: /s/ C.K. Williams
Carey Kent Williams, President, Chief Executive Officer and Director

Each person whose signature appears below appoints Carey Kent Williams, individually, as true and lawful attorneys-in-fact and agents, with full power of substitution to sign any amendments (including post-effective amendments) to this Registration Statement and to each registration statement amended hereby, and to file the same, with all exhibits and other related documents, with the Commission, with full power and authority to perform any necessary or appropriate act in connection with the amendment(s).

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Carey Kent Williams	August 29, 2007
Carey Kent Williams
President, Chief Executive Officer and Director

By:	/s/ Williams Samuel Davis	August 29, 2007
William Samuel Davis
Director

By:	/s/ William Carmichael	August 29, 2007
William Carmichael
Director

By:	/s/ Robert Hamlin	August 29, 2007
Robert Hamlin
Director

By:	/s/ Miles Lim	August 29, 2007
Miles Lim
Director

By:	/s/ William G. Martin, Jr.	August 29, 2007
William G. Martin, Jr
Director

By:	/s/ Robert Wilson	August 24, 2007
Robert Wilson
Director

EXHIBIT INDEX

Exhibit Number	Exhibit
4.2	2007 Stock Incentive Plan (Incorporated by reference from the Company's Current Report on Form 8-K dated December 28, 2006, File No. 811-21607)
5.1	Opinion and Consent of Patton Boggs LLP
23.1	Consent of McElravy, Kinchen & Associates, PC
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)